SECTION 16
POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Prenetics Global Limited (the "***Company***"), the undersigned hereby constitutes and appoints the chief executive officer of the Company, who is currently Danny Sheng Wu Yeung, and the chief financial officer of the Company, who is currently Stephen Hoi Chun Lo, and their respective successors, as may be amended from time to time, signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorneys-in-fact to:

1. execute for and on behalf of the undersigned, Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***"), and the rules thereunder; and

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms (including amendments thereto) with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of July, 2026.

THUAN YEN TAT

Please See Attached Form For Notary Dated: July 25 2026

[Signature Page to Power of Attorney]

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of ORANGE)

On July 25 2026 before me, Darby Payne Hawke Driskill Notary Public
(insert name and title of the officer)

personally appeared Thuan Yen Tat,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

DARBY PAYNE HAWKE DRISKILL
Commission #2541588
Notary Public - California
Orange County
My Comm. Expires DEC 15, 2029

Signature ______________________ **(Seal)**